UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

RAM Re House	CT Corporation System
46 Reid Street	111 Eighth Avenue, 13th Floor
Hamilton HM 12 Bermuda	New York, NY 10011
(441) 296-6501	(212) 894-8700
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of Registrant’s principal executive	number, including area code, of agent for service)
offices)
     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-131763.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, $0.10 par value	The Nasdaq National Market
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

Item 1.     Description of Registrant’s Securities to be Registered.
     The class of securities to be registered is the Registrant’s Common Shares, $0.10 par value per share.
     For a description of the Common Shares being registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-131763), filed under the Securities Act of 1933, as amended, which information is incorporated herein by reference.
Item 2.    Exhibits.
3.1	Certificate of Incorporation and Memorandum of Association of RAM Holdings Ltd. (incorporated by reference, to Exhibit 3.1 of the Registrant’s Amended Registration Statement on Form S-1/A).

3.2	Amended and Restated Bye-Laws of RAM Holdings Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amended Registration Statement on Form S-1/A).

10.1	Amended and Restated Shareholders Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Amended Registration Statement on Form S-1/A).

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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RAM Holdings Ltd.

By:	/s/ Victoria Guest

Name: Victoria Guest
Title: General Counsel and Secretary
Date: April 24, 2006

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INDEX TO EXHIBITS

Number	Description

3.1	Certificate of Incorporation and Memorandum of Association of RAM Holdings Ltd. (incorporated by reference to Exhibit 3.1 of the Registrant’s Amended Registration Statement on Form S-1/A).

3.2	Amended and Restated Bye-Laws of RAM Holdings Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amended Registration Statement on Form S-1/A).

10.1	Amended and Restated Shareholders Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Amended Registration Statement on Form S-1/A).

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